UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 21, 2020

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	EPZM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On December 21, 2020, Epizyme, Inc. (the “Company”) received written notice from Boehringer Ingelheim International GmbH (“BII”) that BII has elected to terminate the Collaboration Agreement dated November 14, 2018, by and between the Company and BII, as amended by Amendment No. 1, dated March 10, 2020, and Amendment No. 2, dated September 17, 2020, (as amended, the “Collaboration Agreement”). BII terminated the Collaboration Agreement without cause, and in accordance with the terms of the Collaboration Agreement, and the parties have agreed that the termination will be effective on January 31, 2021 (the “Termination Date”).

Under the Collaboration Agreement, the parties had agreed to discover, research, develop and commercialize small molecule compounds that are inhibitors of an undisclosed histone acetyltransferase (“HAT”) target and an undisclosed helicase target (the “Target Projects”) in indications chosen by BII. Under the terms of the Collaboration Agreement, the Company had granted to BII an exclusive, worldwide license to the Company’s undisclosed target inhibitors technology, and the parties had granted reciprocal licenses for each party to utilize the other party’s know-how, patents and technologies for activities under the Collaboration Agreement. BII was solely responsible for developing and commercializing products containing compounds that inhibit the HAT target. The parties had agreed to jointly research and develop products containing compounds that inhibit the helicase target and share commercialization activities for such products in the United States, and BII was solely responsible for commercialization of such products outside of the United States. The Target Project for the helicase target will terminate as of the Termination Date. The Target Project for the HAT target was terminated in June 2020.

As a result of the termination of the Collaboration Agreement, as of the Termination Date the licenses granted by the Company to BII and the reciprocal licenses will terminate, BII will cease to accrue any financial obligations to the Company and the Company will be entitled to pursue the HAT target and helicase target programs in all fields worldwide without further obligation to BII.

The foregoing summary of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, as amended, which was filed, collectively, with the U.S. Securities and Exchange Commission as (i) Exhibit 10.39 to the Company’s Annual Report on Form 10-K (File No. 001-35945) on February 26, 2019, (ii) Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35945) on May 4, 2020, and (iii) Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35945) on November 6, 2020, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: December 23, 2020	By:	/s/ John Weidenbruch
John Weidenbruch
Senior Vice President, General Counsel and Secretary